UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

Worldpay, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 22, 2018, Worldpay, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission announcing the appointment of Philip Jansen as the Company’s Co-Chief Executive Officer. The Company is filing this Amendment No. 1 to the Initial 8-K to report that the Company has entered into a letter agreement with Philip Jansen in connection with his appointment as Co-Chief Executive Officer of the Company. Except as specifically amended hereby, the Initial 8-K remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced by the Company and disclosed in the Initial 8-K, effective January 16, 2018, the board of directors of the Company (the “Board”) appointed Philip Jansen to the position of Co-Chief Executive Officer of the Company.

On February 21, 2018, the Company entered into a letter agreement with Mr. Jansen, which amended and supplemented the terms of Mr. Jansen’s existing Service Agreement with Worldpay Group Limited, formerly Worldpay Group plc (“Legacy Worldpay”), dated as of September 1, 2015 (as amended and supplemented, the “Service Agreement”).

The Service Agreement also provides for a special long-term equity incentive award to Mr. Jansen with a target award of 55,556 Company shares and a maximum payout of 300% of target. This award is to align Mr. Jansen to the achievement of certain performance measures to deliver superior financial results in relation to the recent acquisition of Legacy Worldpay. The vesting of this equity incentive award is contingent upon the achievement of pre-defined cost and revenue synergy goals. This award is also contingent on the achievement of a pre-defined stock price goal, which, if not achieved, will result in the award paying out at no more than target, assuming at least target level achievement of the goals.

The Service Agreement may be terminated by either party upon twelve months prior written notice and in the event that Mr. Jansen’s employment is terminated, he will generally be entitled to payment of base salary (plus a payment equal to the value of his contractual benefits) for any unexpired portion of the notice period. Such payment is not required if the termination is a result of certain acts of misconduct by Mr. Jansen, as set forth in the Service Agreement. The existing restrictive covenants in the Service Agreement (such as confidentiality and non-solicit provisions) have been extended to cover the Company and its affiliates pursuant to the amendment to the Service Agreement effected by the letter agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: February 23, 2018	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Corporate Secretary